                                                                    EXHIBIT 99.2











                             BEYOND.COM CORPORATION



                            FINANCIAL STATEMENTS FOR

                        THE YEAR ENDED DECEMBER 31, 1998

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Beyond.com Corporation

     We have audited the accompanying consolidated balance sheets of Beyond.com Corporation as of December 31, 1997 and 1998, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beyond.com Corporation at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                              /s/ ERNST & YOUNG LLP
San Jose, California
January 11, 1999

                             BEYOND.COM CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                               DECEMBER 31,
                                                           --------------------
                                                             1997        1998
                                                           --------    --------
Current assets:
  Cash and cash equivalents..............................  $  2,571    $ 81,548
  Accounts receivable, net of allowances of $275 and $878
     at December 31, 1997 and 1998.......................     1,181       8,785
  Note receivable from a director........................        --         270
  Prepaid expenses and other current assets..............       516       6,201
  Cost of deferred revenue...............................     4,938       5,255
                                                           --------    --------
          Total current assets...........................     9,206     102,059
Property and equipment, net..............................       380       3,150
Other noncurrent assets..................................        --       4,695
                                                           --------    --------
          Total assets...................................  $  9,586    $109,904
                                                           ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (NET CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable.......................................  $  2,256    $ 14,443
  Other accrued liabilities..............................       270       1,744
  Current obligations under capital leases...............        18          --
  Deferred revenue.......................................     5,569       5,744
                                                           --------    --------
          Total current liabilities......................     8,113      21,931
Note payable to a shareholder and director...............        60          --
Noncurrent obligations under capital leases..............        39          --
Convertible notes payable................................        --      63,250
Commitments and contingencies
Redeemable convertible preferred stock, no par value,
  issuable in series:
  Authorized shares -- 10,000,000 in 1997
  Issued and outstanding shares -- 7,022,558 in 1997.....    12,565          --
Stockholders' equity (net capital deficiency)
  Preferred stock, no par value:
  Authorized shares -- 15,000,000 in 1998................        --          --
  Common stock, no par value:
  Authorized shares -- 30,000,000 in 1997 and 50,000,000
     in 1998
  Issued and outstanding shares -- 9,070,000 in 1997 and
     27,423,763 in 1998..................................        47      69,311
  Deferred compensation..................................        --      (2,226)
  Accumulated deficit....................................   (11,238)    (42,362)
                                                           --------    --------
          Total stockholders' equity (net capital
             deficiency).................................   (11,191)     24,723
                                                           --------    --------
          Total liabilities and stockholders' equity (net
             capital deficiency).........................  $  9,586    $109,904
                                                           ========    ========

See accompanying notes.

                             BEYOND.COM CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEARS ENDED DECEMBER 31,
                                                  ------------------------------
                                                   1996       1997        1998
                                                  -------    -------    --------
Net revenues....................................  $ 5,858    $16,806    $ 36,650
Cost of revenues................................    5,137     14,873      31,074
                                                  -------    -------    --------
Gross profit....................................      721      1,933       5,576
Operating expenses:
  Research and development......................      431      1,060       4,201
  Sales and marketing...........................      704      1,696      27,568
  General and administrative....................      450      1,087       4,943
                                                  -------    -------    --------
          Total operating expenses..............    1,585      3,843      36,712
                                                  -------    -------    --------
Loss from operations............................     (864)    (1,910)    (31,136)
Interest and other income.......................       96        173       1,356
Interest expense................................      (11)        (6)     (1,293)
                                                  -------    -------    --------
Loss from continuing operations.................     (779)    (1,743)    (31,073)
Loss from discontinued operations...............     (736)    (3,616)         --
                                                  -------    -------    --------
Net loss and comprehensive net loss.............   (1,515)    (5,359)    (31,073)
Accretion of premium on redemption of redeemable
  convertible preferred stock in excess of
  purchase price................................     (101)      (101)        (51)
                                                  -------    -------    --------
Net loss applicable to common stockholders......  $(1,616)   $(5,460)   $(31,124)
                                                  =======    =======    ========
Basic and diluted net loss per share from
  continuing operations.........................  $ (0.10)   $ (0.21)   $  (1.65)
Basic and diluted net loss per share from
  discontinued operations.......................    (0.08)     (0.40)         --
                                                  -------    -------    --------
Basic and diluted net loss per share............  $ (0.18)   $ (0.61)   $  (1.65)
                                                  =======    =======    ========
Weighted average shares of common stock
  outstanding used in computing basic and
  diluted net loss per share....................    9,000      9,000      18,900
                                                  =======    =======    ========
Pro forma basic and diluted net loss per share
  from continuing operations....................             $ (0.10)   $  (1.28)
Pro forma basic and diluted net loss per share
  from discontinued operations..................               (0.20)         --
                                                             -------    --------
Pro forma basic and diluted net loss per
  share.........................................             $ (0.30)   $  (1.28)
                                                             =======    ========
Shares used in computing pro forma basic and
  diluted net loss per share....................              17,828      24,276
                                                             =======    ========

See accompanying notes.

                             BEYOND.COM CORPORATION

       CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
               AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                          STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
                                                                 ----------------------------------------------------------------
                                              REDEEMABLE                                                                TOTAL
                                              CONVERTIBLE                                                            STOCKHOLDERS
                                            PREFERRED STOCK                                                          EQUITY (NET
                                         ---------------------       COMMON STOCK         DEFERRED     ACCUMULATED     CAPITAL
                                           SHARES      AMOUNT      SHARES     AMOUNT    COMPENSATION     DEFICIT     DEFICIENCY)
                                         ----------   --------   ----------   -------   ------------   -----------   ------------
Balance at December 31, 1995...........   1,437,500   $    651    9,000,000   $    45     $    --       $   (838)      $   (793)
Issuance of Series A redeemable
  convertible preferred stock at $0.91
  per share............................     164,835        150           --        --          --             --             --
Issuance of Series A redeemable
  convertible preferred stock at $0.91
  per share for the conversion of notes
  payable and accrued interest and for
  services received....................     383,185        349           --        --          --             --             --
Issuance of Series B redeemable
  convertible
  preferred stock at $2.70 per share,
  net..................................   2,037,038      5,144           --        --          --             --             --
Accretion of premium on redemption of
  redeemable convertible preferred
  stock in excess of purchase price....          --        101           --        --          --           (101)          (101)
Net loss...............................          --         --           --        --          --         (1,515)        (1,515)
                                         ----------------------------------------------------------------------------------------
Balance at December 31, 1996...........   4,022,558      6,395    9,000,000        45                     (2,454)        (2,409)
Issuance of Series C redeemable
  convertible
  preferred stock at $2.04 per share,
  net..................................   3,000,000      6,069           --        --          --             --             --
Issuance of common stock upon exercise
  of options under employee stock
  option plan..........................          --         --       70,000         2          --             --              2
Accretion of premium on redemption of
  redeemable convertible preferred
  stock in excess of purchase price....          --        101           --        --          --           (101)          (101)
Spin-off of CyberSource to stockholders
  on December 31, 1997.................          --         --           --        --          --         (3,324)        (3,324)
Net loss...............................          --         --           --        --          --         (5,359)        (5,359)
                                         ----------------------------------------------------------------------------------------
Balance at December 31, 1997...........   7,022,558     12,565    9,070,000        47          --        (11,238)       (11,191)
Issuance of common stock upon exercise
  of options under employee stock
  option plan..........................          --         --      165,852        28          --             --             28
Issuance of Series D redeemable
  convertible
  preferred stock at $2.60 per share,
  net..................................   1,153,846      2,924           --        --          --             --             --
Accretion of premium on redemption of
  redeemable convertible preferred
  stock in excess of purchase price....          --         51           --        --          --            (51)           (51)
Conversion of redeemable convertible
  preferred stock to common stock upon
  the initial public offering..........  (8,176,404)   (15,540)  12,198,962    15,540          --             --         15,540
Issuance of warrant to AOL.............          --         --           --     1,075          --             --          1,075
Shares issued upon the initial public
  offering, net........................          --         --    5,750,000    46,830          --             --         46,830
Shares issued in a private placement...          --         --      238,949     2,000                         --          2,000
Deferred compensation resulting from
  the grant of options.................          --         --           --     3,791      (3,791)            --             --
Amortization of deferred
  compensation.........................          --         --           --        --       1,565             --          1,565
Net loss and comprehensive net loss....          --         --           --        --          --        (31,073)       (31,073)
                                         ----------------------------------------------------------------------------------------
Balance at December 31, 1998...........          --   $     --   27,423,763   $69,311     $(2,226)      $(42,362)      $ 24,723
                                         ==========   ========   ==========   =======     =======       ========       ========

See accompanying notes.

                             BEYOND.COM CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                       1996       1997        1998
                                                      -------    -------    --------
OPERATING ACTIVITIES
Net loss............................................  $(1,515)   $(5,359)   $(31,073)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization.....................       19         79       6,613
  Amortization of deferred compensation and other...       49         --       1,565
  Amortization of debt issuance costs...............       --         --         113
  Net loss of discontinued operations...............      736      3,616          --
Changes in assets and liabilities:
  Accounts receivable...............................     (202)      (750)     (7,604)
  Prepaid expenses and other current assets.........      (50)      (440)    (11,490)
  Cost of deferred revenue..........................     (819)    (4,120)       (317)
  Other noncurrent assets...........................       --         --      (1,068)
  Accounts payable..................................      345      1,720      12,187
  Other accrued liabilities.........................      (28)       172       1,474
  Deferred revenue..................................      967      4,602         175
  Cash provided by (used for) discontinued
     operations.....................................       (6)       181          --
                                                      -------    -------    --------
Net cash used in operating activities...............     (504)      (299)    (29,425)
INVESTING ACTIVITIES
Purchases of property and equipment.................      (16)      (333)     (3,280)
Issuance of note receivable to director.............       --         --        (270)
Cash used for discontinued operations...............   (1,292)    (4,611)         --
                                                      -------    -------    --------
Net cash used in investing activities...............   (1,308)    (4,944)     (3,550)
FINANCING ACTIVITIES
Proceeds from issuance of convertible notes
  payable...........................................       --         --      63,250
Payments for debt issuance costs....................       --         --      (2,963)
Repayment of note payable to related party..........       --        (45)        (60)
Repayment of capital leases obligations.............       --         (3)        (57)
Proceeds from sale of redeemable convertible
  preferred stock, net..............................    5,294      6,069       2,924
Proceeds from sale of common stock, net.............       --         --      48,830
Proceeds from exercise of stock options.............       --          2          28
Cash used for discontinued operations...............       --     (1,946)         --
                                                      -------    -------    --------
Net cash provided by financing activities...........    5,294      4,077     111,952
                                                      -------    -------    --------
Net increase (decrease) in cash and cash
  equivalents.......................................    3,482     (1,166)     78,977
Cash and cash equivalents at beginning of period....      255      3,737       2,571
                                                      -------    -------    --------
Cash and cash equivalents at end of period..........  $ 3,737    $ 2,571    $ 81,548
                                                      =======    =======    ========
SUPPLEMENTAL SCHEDULES OF CASH FLOW INFORMATION
Interest paid.......................................  $    --    $     6    $
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
  ACTIVITIES
Issuance of Series A redeemable convertible
  preferred stock upon conversion of notes
  payable...........................................  $   300    $    --    $     --
Issuance of Warrant to AOL..........................  $    --    $    --    $  1,075
Deferred compensation related to stock option
  grants............................................  $    --    $    --    $  3,791
Issuance of common stock upon conversion of
  preferred stock...................................  $    --    $    --    $ 15,540

See accompanying notes.

                             BEYOND.COM CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Beyond.com Corporation (the "Company") was incorporated in the state of California as CyberSource Corporation on August 12, 1994. In April 1998, the Company changed its name to software.net Corporation. In June 1998, the Company reincorporated in Delaware as software.net Corporation. In December 1998, the Company changed its name to Beyond.com. The Company is engaged in the resale of commercial off-the-shelf software ("Software") via the Internet. On December 31, 1997, the Company distributed capital stock of its wholly owned subsidiary, CyberSource Corporation ("CyberSource"), in the form of a dividend to all existing stockholders of the Company. The accompanying consolidated financial statements have been prepared to reflect CyberSource as a discontinued operation (see Note 2).

Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

     The Company's revenues are primarily derived from sales of Software to customers using credit cards, to corporate customers that are invoiced directly under credit terms, to various U.S. government agencies pursuant to contractual arrangements and, to a lesser extent, amounts received from Software publishers for advertising and promotion. Revenue from the sale of Software, net of estimated returns, is recognized upon either shipment of the physical product or delivery of electronic product, at which time, collectibility is probable and the Company has no remaining obligations. Revenue from the sale of Software under contracts with the U.S. government require continuing service, support and performance by the Company, and accordingly, the related revenues and costs are deferred and recognized over the period the service, support and performance are provided. Revenues derived from Software publishers for advertising and promotion are recognized as the services are provided. Costs of deferred revenue relate to Software licenses purchased from Software publishers for sales to U.S. government agencies.

     In May 1997, the Financial Accounting Standards Board approved the American Institute of Certified Public Accountants Statement of Position, "Software Revenue Recognition" (SOP 97-2). SOP 97-2 provides revised and expanded guidance on software revenue recognition and applies to all entities that earn revenue from licensing, selling, or otherwise marketing computer software. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The application of SOP 97-2 has not had a material impact on the Company's results of operations.

                             BEYOND.COM CORPORATION

     During fiscal 1998, the Financial Accounting Standard Board approved the American Institute of Certified Public Accountants Statements of Position, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition" (SOP 98-4)_ and "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" (SOP 98-9) which provide revised and expanded guidance with respect to vendor specific objective evidence as defined by SOP 97-2. SOP 98-4 and SOP 98-9 are effective for transactions entered into after March 31, 1998 and fiscal years beginning after March 15, 1999, respectively. The application of SOP 98-4 and SOP 98-9 has not had a material impact on the Company's results of operations.

Research and Development

     Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. In the Company's case, capitalization would begin upon completion of a working model as the Company does not prepare detailed program designs as part of the development process. Through December 31, 1998, there were no significant capitalizable software development costs incurred and, as a result, all such costs have been expensed as incurred.

Advertising Expense

     The costs of advertising are recorded as an expense when incurred or upon the first showing of the advertisement. Advertising costs for the years ended December 31, 1996, 1997, and 1998 were approximately $98,000, $178,000, and
$8,500,000, respectively. Amounts capitalized for future advertising were none and $515,000, at December 31, 1997 and 1998, respectively.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of December 31, 1997 and 1998, cash equivalents consist primarily of investments in money market accounts and cost approximates fair market value. The Company places its cash and cash equivalents in high-quality U.S. financial institutions and, to date, has not experienced losses on any of its investments.

Concentration of Credit Risk and Other Risks

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivables. The Company operates in one business segment and sells Software and advertising primarily in the United States to consumers, various companies across several industries and certain U.S. government agencies. The Company generally does not require collateral. The Company maintains allowances for credit losses and customer returns, and such losses have been within

                             BEYOND.COM CORPORATION
management's expectations. For each of the years ended December 31, 1997 and 1998, U.S. government agencies, principally the Defense Logistics Agency, accounted for 33% and 29% of revenues, respectively. There were no government customers accounting for greater than 10% of revenues in 1996. As of December 31, 1998, 65% and 12% of accounts receivable was comprised of sales to U.S. government agencies and one corporate customer, respectively.

     The Company's contracts with the U.S. government are subject to annual review and renewal by the applicable government entity, and may be terminated, without cause, at any time.

     The Company's success depends in large part on digital downloading as a method of selling Software over the Internet. If digital downloading does not achieve widespread market acceptance, the Company's results of operations will be materially adversely affected. In addition, there can be no assurance that the Company will overcome the substantial existing and future technical challenges associated with digital downloading reliably and consistently on a long-term basis.

Property and Equipment

     Property and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives of three years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful lives. Property and equipment consist of the following (in thousands):

                                                          DECEMBER 31,
                                                         --------------
                                                         1997     1998
                                                         ----    ------
Computer equipment and software........................  $257    $2,450
Furniture and fixtures.................................   122     1,010
Office equipment.......................................    70        77
Leasehold improvements.................................    29       221
                                                         ----    ------
                                                          478     3,758
Less accumulated depreciation and amortization.........   (98)     (608)
                                                         ----    ------
                                                         $380    $3,150
                                                         ====    ======

Accounting for Stock-Based Compensation

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its employee stock options because, as discussed in Note 8, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. See pro forma disclosures of applying FAS 123 included in
Note 8.

                             BEYOND.COM CORPORATION

Net Loss Per Share and Pro forma Net Loss Per Share

     Net loss per share is presented under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Earnings per share amounts for all periods have been presented to conform to FAS 128 requirements. Potentially dilutive securities have been excluded from the computation as their effect is antidilutive.

     Pro forma net loss per share has been computed as described above and also gives effect, under Securities and Exchange Commission guidance, to the conversion of redeemable convertible preferred shares not included above that automatically converted upon completion of the Company's initial offering (using the if-converted method).

     Pro forma basic and diluted net loss per share is as follows (in thousands, except per share amounts):

                                                                YEAR ENDED
                                                                DECEMBER 31
                                                            -------------------
                                                             1997        1998
                                                            -------    --------
Net loss..................................................  $(5,539)   $(31,073)
                                                            =======    ========
Shares used in computing basic and diluted net loss per
  share...................................................    9,000      18,900
Adjustments to reflect the effect of the assumed
  conversion of redeemable convertible preferred stock
  from the date of issuance through the date of the
  initial public offering in 1998.........................    8,828       5,376
                                                            -------    --------
Weighted average shares used in computing pro forma basic
  and diluted net loss per share..........................   17,828      24,276
                                                            =======    ========
Pro forma basic and diluted net loss per share............  $ (0.30)   $  (1.28)
                                                            =======    ========

     If the Company had reported net income, diluted earnings per share would have included the shares used in the computation of pro forma net loss per share as well as an additional approximately 1,577,000, 1,879,000, and 2,965,000 common equivalent shares related to the outstanding options and warrants (determined using the treasury stock method) for the years ended December 31, 1996, 1997 and 1998, respectively, and an additional 3,449,000 shares in 1998 related to the convertible notes payable not included above (using the "if converted" method).

Income Taxes

     Income taxes are calculated under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, the liability method is used in accounting for income taxes, which includes the effects of temporary differences between financial and taxable amounts of assets and liabilities.

                             BEYOND.COM CORPORATION

Segment Information

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131) in the fiscal year ended December 31, 1998. FAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. FAS 131 also establishes standards for related disclosures about products and services, and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision maker, as defined under FAS 131, is the Chief Executive Officer. To date, the Company has viewed the Company's operations as principally one segment, Software sales. Additionally, the Company derives an immaterial amount of revenue from non-domestic sources. As a result, the financial information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Internally Used Software

     In March 1998, the Financial Accounting Standards Board approved American Institute of Certified Public Accountants Statement of Position, "Accounting for Computer Software Developed For or Obtained For Internal-Use" (SOP 98-1). SOP 98-1 provides revised guidance for the accounting treatment for software which is internally developed, acquired, or modified solely to meet the entity's internal needs. SOP 98-1 applies to all non-governmental entities and is effective for all activities in fiscal years beginning after December 15, 1998. The Company does not expect SOP 98-1 to have a material effect on its financial statements or results of operations.

 2. DISCONTINUED OPERATIONS

     On December 31, 1997, the Company and its stockholders approved a transfer of assets and liabilities to its wholly owned subsidiary, CyberSource, and the distribution of CyberSource capital stock, (the "Spin-off"), in the form of a dividend to the Company's existing stockholders, on a pro rata basis such that the stockholders of CyberSource were the same as the stockholders of the Company at the time of the distribution. Revenues of CyberSource were $170,000 and $1,128,000 for the years ended December 31, 1996 and 1997, respectively. The results of operation of the discontinued business have been presented as a loss from discontinued operations.

                             BEYOND.COM CORPORATION

     The components of net assets at the time of the Spin-off on December 31, 1997 are summarized as follows (in thousands):

Assets:
  Cash and cash equivalents................................     $2,000
  Accounts receivable......................................        606
  Prepaid expenses and other assets........................        118
  Property and equipment...................................      1,152
Less liabilities:
  Accounts payable and accrued liabilities.................        397
  Deferred revenue and other...............................        155
                                                                ------
Net assets.................................................     $3,324
                                                                ======

 3. MARKETING AGREEMENTS

     During 1997 and 1998, the Company entered into marketing agreements with America Online, Inc. ("AOL"), Excite, Inc. ("Excite"), Netscape Communications Corporation ("Netscape") and Network Associates, Inc. ("Network Associates").

     The AOL Agreement is for a term of 42 months beginning March 1998, unless earlier terminated, and provides for a marketing relationship between AOL and the Company. Pursuant to this agreement, the Company will be the exclusive provider of electronically delivered Software on certain screens on the AOL Service and aol.com to AOL customers through links to the Company's Web site from various AOL Web pages. During the term, AOL is obligated to deliver a cumulative number of Impressions (as defined in the agreement), with various cumulative targets throughout the duration of the agreement term. If AOL does not provide certain cumulative targeted Impressions, AOL will be required to refund a portion of the fees paid by the Company under this agreement (or under some circumstances, as outlined in this agreement, AOL will have the option to extend the term and deliver the Impressions by the end of that extended term). Upon conclusion of the initial 42 month term, AOL will have the right to renew the agreement for two successive one-year terms.

     The Excite agreement is for a term of 36 months beginning April 1998 pursuant to which the Company will be the exclusive Software reseller on certain screens within certain channels of Excite's Web site.

     The Netscape agreement is for a term of 24 months beginning August 1997, pursuant to which the Company created and manages an online Software store accessible through Netscape's Internet site.

     The Company has entered into various contracts with Network Associates in 1997 and 1998. In September 1997, the Company and Network Associates entered into an agreement whereby the Company agreed to electronically distribute Network Associates products. In September 1998, the Company and Network Associates entered into agreements whereby the Company agreed to co-host certain websites with Network Associates and whereby the Company agreed to operate and manage certain aspects of Network Associates' website. Pursuant to these agreements, the Company and Network

                             BEYOND.COM CORPORATION

Associates have developed an interdependent relationship whereby the Company resells Network Associates' products. Furthermore, the Company has significant fixed financial obligations to Network Associates under the Co-Hosting Agreement based on certain exclusivity rights.

     These marketing agreements provide for payments totaling $8,963,000 in 1999, $10,213,000 in 2000 and $1,163,000 in 2001. During 1998, the Company made payments totalling $10,613,000 under these agreements.

     Under these agreements, once the Company has generated a certain cumulative net gross margin from Software sales, the Company will pay specified percentages of the gross transaction margins from all subsequent software sales transactions and a percentage of certain advertising revenues. As of December 31, 1998, none of these net gross margin targets have been achieved.

     The amounts paid under the AOL, Netscape and Network Associates agreements are being amortized to sales and marketing expenses on a straight-line basis over the period from the launch dates to the termination dates of the services. The periods of amortization are March 1998 to August 2001; August 1997 to July 1999; and September 1998 to August 2001 for AOL, Netscape and Network Associates, respectively. The amounts paid under the Excite agreement are being expensed to sales and marketing expenses as the payments become due over the contract term beginning from the launch date of the services. The period of amortization for this agreement is April 1998 to March 2001. The Company has expensed $104,000 and $6,700,000 related to these agreements in 1997 and 1998, respectively. Total amounts capitalized under these agreements at December 31, 1997 and 1998 were none and $4,100,000, respectively.

     The Company also entered into a Common Stock and Warrants Subscription Agreement which provided for the sale of $2,000,000 of common stock to AOL immediately prior to the closing of an initial public offering ("IPO") at the price paid by the Underwriters in the IPO. At the completion of the IPO and the purchase by AOL of the $2,000,000 of common stock, the Company issued a common stock warrant (the "IPO Warrant"). The IPO Warrant vests in increments of 1/36 per month commencing March 1, 1998. The IPO Warrant was issued for the purchase of 358,422 shares of common stock at an exercise price per share of $8.37 and such shares are non-forfeitable.

     The Company has determined the fair value of the IPO Warrant at the time of issuance to be approximately $1,075,000 in total and recorded this amount as additional purchase price for the marketing rights under the marketing agreement. The value of the warrant is being amortized on a consistent basis with the marketing rights as described above. The Company amortized $298,000 of the IPO Warrant value to sales and marketing expense in 1998.

 4. BORROWINGS

     In September 1995, the Company issued notes payable of $300,000. In February 1996, the $300,000 of principal and $11,000 of accrued interest were converted into 341,426 shares of Series A preferred stock at a price of $0.91 per share.

                             BEYOND.COM CORPORATION

     The Company entered into a credit agreement (the "Credit Agreement") with Deutsche Bank AG ("Deutsche Bank") in May 1998. Pursuant to the Credit Agreement, on May 21, 1998, Deutsche Bank issued a standby letter of credit to the Company in the amount of approximately $600,000 (the "Credit Facility") and loaned the Company approximately an additional $4,200,000 (the "Loan"). The Loan bore interest at a rate equal to the higher of (i) the daily Federal Funds Rate plus 0.5% per annum or (ii) Deutsche Bank daily prime lending rate ("Base Rate"), plus 3.0%, per annum. The Company was also required to pay a standby letter of credit fee equal to a percentage of the face amount of the Credit Facility equal to the Base Rate plus 3% less the LIBOR rate for a three-month loan. In conjunction with the Credit Agreement, the Company also paid Deutsche Bank an upfront fee of $120,000 and credit line fees equal to 7.5% totaling $18,000. All amounts borrowed under this agreement were paid by the Company on November 16, 1998.

5 . CONVERTIBLE NOTES PAYABLE

     In November and December 1998, the Company issued unsecured convertible subordinated notes payable with an aggregate principal amount of $63,250,000. The notes bear an annual interest rate of 7.25% and mature on December 1, 2003. Interest on the notes is payable semi-annually commencing on June 1, 1999. The notes are convertible into common stock at the option of the holder at any time prior to December 2, 2003 at the conversion price of $18.34 per share. As of December 31, 1998, the difference between the carrying value and the fair value of the notes payable was immaterial based upon the minimal change in interest rates from the dates of issuance to fiscal year end. There are no financial covenants associated with the notes payable.

     At any time on or after December 6, 2001 the notes will be redeemable at the option of the Company at the specified redemption price equal to a percentage of the principal amount, plus accrued interest. The Company shall redeem such notes at a price equal to 101.813% of the principal on or before November 30, 2002. Subsequent to this date the notes shall be redeemed at a price equal to 100% of the principal amount of the notes.

 6. OPERATING LEASE COMMITMENTS

     The Company leases or subleases facilities and certain equipment under noncancelable operating leases expiring at various dates through 2003. The Company does not have an option to renew or extend the term of the sublease related to the Company's principal administrative, engineering, marketing and customer service facility which expires in 2003. Rental expense was approximately $101,000, $266,000, and $1,228,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

                             BEYOND.COM CORPORATION

     Future minimum lease payments under noncancelable operating leases are as follows as of December 31, 1998 (in thousands):

1999........................................................  $ 2,461
2000........................................................    2,484
2001........................................................    2,277
2002........................................................    2,285
2003........................................................    1,043
                                                              -------
          Total minimum lease payments......................  $10,550
                                                              =======

 7. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Redeemable convertible preferred stock at December 31, 1997 is as follows by series:

                                            DESIGNATED     SHARES ISSUED AND
                                              SHARES          OUTSTANDING
                                            ----------    --------------------
A.........................................  1,985,520          1,985,520
B.........................................  2,500,000          2,037,038
C.........................................  3,000,000          3,000,000
D.........................................  1,523,424                 --
                                            ---------          ---------
          Total preferred stock...........  9,008,944          7,022,558
                                            =========          =========

     In March and April 1998, the Company sold 1,153,846 shares of Series D redeemable convertible preferred stock at $2.60 per share.

     Each share of preferred stock was convertible at any time at the option of the holder into shares of common stock at the then effective conversion price. Each outstanding share of Series A, B, C, and D redeemable convertible preferred stock was convertible into 2.00, 2.00, 1.00, and 1.00 shares of common stock, respectively, and was subject to adjustment as specified in the Articles of Incorporation. Upon the Company's initial public offering, all outstanding shares of preferred stock converted into 12,198,962 shares of common stock. There have been no dividends declared or payable by the Company.

 8. STOCKHOLDERS' EQUITY

Common Shares

     The Company is authorized to issue 50,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, that may be declared by the Board of Directors.

                             BEYOND.COM CORPORATION

     The Company has reserved shares of common stock for future issuance at December 31, 1998 as follows:

1995 and 1998 Stock Option Plans:
  Options outstanding.......................................  4,495,299
  Options available for future grant........................    268,849
Options granted outside of the Plan.........................  1,000,000
Outstanding warrants........................................    358,422
                                                              ---------
                                                              6,122,570
                                                              =========

Stock Option Plans

     The Company's 1995 Stock Option Plan was adopted by the Company on January 5, 1995. There are 3,000,000 shares of common stock authorized for issuance under such plan. On April 4, 1998, the Company's Board of Directors and stockholders adopted the 1998 Stock Option Plan and reserved an aggregate of 2,000,000 shares of Common Stock for grants of stock options under such plan. These plans (collectively "the Plans") provide for the issuance of common stock and granting of options to employees, officers, directors, consultants, independent contractors, and advisors of the Company. The exercise price of a nonqualifying stock option and an incentive stock option shall not be less than 85% and 100%, respectively, of the fair value of the underlying shares on the date of grant. Options granted under the Plans generally vest over four years at the rate of 25% one year from the grant date and ratably every month thereafter.

     In conjunction with the Spin-off of CyberSource on December 31, 1997, employees of the Company maintained their outstanding options to purchase common shares of the Company and were granted additional stock options in CyberSource based on the extent that the employees original options were vested. Employees of CyberSource immediately following the Spin-off maintained their outstanding vested stock options in the Company (although these stock options will now be treated as nonqualified stock options subsequent to the Spin-off) and were granted additional incentive stock options in CyberSource. The exercise prices of the original and additional option grants were adjusted to reflect the allocation of the current fair market value per share price between the Company's and CyberSource's common stock based on an independent valuation of the respective fair market value of such shares of common stock. Options to purchase common shares of the Company held by the CyberSource employees that had not vested as of the date of the Spin-off were canceled. The following table summarizes option activity for the years ended December 31, 1996 and 1997, and 1998, and has been adjusted to retroactively reflect the change in exercise prices of options to purchase common shares of the Company. The adjustments and Spin-off of options resulted in nonstapled options to the employees of each entity and were accounted for and in compliance with the guidelines in Emerging

                             BEYOND.COM CORPORATION

Issues Task Force Issue No. 90-9 and, therefore, no compensation expense has been recorded.

                                                                 OPTIONS OUTSTANDING
                                                             ----------------------------
                                                                             WEIGHTED
                                                              NUMBER     AVERAGE EXERCISE
                                          SHARES AVAILABLE   OF SHARES   PRICE PER SHARE
                                          ----------------   ---------   ----------------
Balance at December 31, 1995............        770,000        530,000        $0.010
  Additional shares reserved............        700,000             --            --
  Options granted.......................       (618,500)       618,500        $0.052
                                             ----------      ---------
Balance at December 31, 1996............        851,500      1,148,500        $0.033
  Options granted.......................       (750,700)       750,700        $0.156
  Options exercised.....................             --        (70,000)       $0.031
  Options canceled......................        110,000       (110,000)       $0.135
  Cancellation of unvested options held
     by CyberSource employees...........        702,745       (702,745)       $0.097
                                             ----------      ---------
Balance at December 31, 1997............        913,545      1,016,455        $0.068
  Additional shares reserved............      3,000,000             --            --
  Options granted.......................     (3,868,946)     3,868,946        $5.162
  Options exercised.....................             --       (165,852)       $0.168
  Options canceled......................        224,250       (224,250)       $5.775
                                             ----------      ---------
Balance at December 31, 1998............        268,849      4,495,299        $4.163
                                             ==========      =========

     In connection with certain stock options granted in March and April 1998, the Company recorded deferred compensation for the estimated difference between the exercise price of the options and the deemed fair value of approximately $3,800,000 which is being amortized over the four year vesting period of the options.

     The following table summarizes information about options outstanding as of December 31, 1998:

                       NUMBER OF                    WEIGHTED         NUMBER OF
                        OPTIONS        WEIGHTED     AVERAGE           OPTIONS        WEIGHTED
                   OUTSTANDING AS OF   AVERAGE     REMAINING     EXERCISABLE AS OF   AVERAGE
                     DECEMBER 31,      EXERCISE   CONTRACTUAL      DECEMBER 31,      EXERCISE
 EXERCISE PRICE          1998           PRICE     LIFE (YEARS)         1998           PRICE
 --------------    -----------------   --------   ------------   -----------------   --------
$0.004  - $ 1.90..     1,285,499        $ 0.46        8.05            642,341         $0.04
$2.60   - $ 4.00..     1,241,600        $ 2.61        9.24              5,000         $4.00
$4.36   - $ 8.63..     1,246,800        $ 5.52        9.38                 --         $  --
$9.00   - $29.06..       721,400        $11.09        9.56              1,000         $9.00
                       ---------                                      -------
$0.0042 - $29.06..     4,495,299        $4.163                        648,341         $0.09
                       =========                                      =======

     As of December 31, 1996, and 1997, 573,498 and 666,448 options were exercisable at a weighted average exercise price of $0.03 and $0.03, respectively.

                             BEYOND.COM CORPORATION

Options Granted Outside of the Stock Option Plans

     On January 5, 1995, the Company granted options outside of the Plans to its Chief Technical Officer to purchase 1,000,000 shares of common stock of the Company at an exercise price of $0.004 per share. None of the options have been exercised as of December 31, 1998. As of December 31, 1998, the remaining life of the options is approximately three years, and all options are exercisable.

Stock-Based Compensation

     Pro forma information regarding net loss is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted during the period from January 5, 1995 (date of adoption of the Plan) through December 31, 1995 (1995) and the years ended December 31, 1996, 1997, and 1998 under the fair value method of FAS 123. The fair value for options granted prior to the IPO were estimated at the date of grant using the minimum value method. Options granted subsequent to the IPO were valued using the Black-Scholes model based on the actual stock closing price on the day previous to the date of grant. The following weighted average assumptions were used to calculate the value of the options granted: risk-free interest rate of 5.6%, 6.1% and 5.2% for 1996, 1997, and 1998, respectively, no dividend yield, no volatility factor for 1996 and 1997 and a volatility factor of 1.35 for 1998, of the expected market price of the Company's common stock, and a weighted average expected life of the option of four years for 1996 and 1997 and 5.43 years for 1998.

     The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had compensation cost for the Company's stock-based compensation plans been determined using the fair value at the grant dates for awards under those Plans calculated using the minimum value method and the Black-Scholes model described above, the Company's net loss and pro forma basic and diluted net loss per share would have been increased to the pro forma amounts indicated below:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                   1996       1997        1998
                                                  -------    -------    --------
Pro forma net loss (in thousands)...............  $(1,515)   $(5,364)   $(32,924)
Pro forma basic and diluted net loss per
  share.........................................             $ (0.30)   $  (1.36)

     The weighted average fair value of options granted, which is the value assigned to the options under FAS 123, was $0.04, $0.04 and $6.48 for options granted during 1996, 1997, and 1998 respectively.

                             BEYOND.COM CORPORATION

     The pro forma impact of options on the net loss for the years ended December 31, 1996, 1997, and 1998 is not representative of the effects on net income (loss) for future years, as future years will include the effects of options vesting as well as the impact of multiple years of stock option grants. The effect of FAS 123 will not be fully reflected until 1999.

 9. RELATED PARTY TRANSACTIONS

     Pursuant to the terms of an agreement entered into in connection with the Spin-off of CyberSource, the Company uses services supplied to the Company by CyberSource on a non-exclusive basis. These services relate to credit card processing, fraud screening, export control, sales tax computation, electronic licensing, hosting of electronic downloads and fulfillment notification. Any discontinuation of such services, or any reduction in performance that requires the Company to replace such services, would be disruptive to the Company's business. The Company also received a non-exclusive license to certain CyberSource Technology. Under the services agreement, the Company is obligated to compensate CyberSource on a basis of services used per order or transaction. The Company recorded expenses of approximately $746,500 related to such services in 1998. As of December 31, 1998, amounts owed to CyberSource were approximately $100,000.

     During the years ended December 31, 1996, 1997, and 1998, legal fees incurred were approximately, $112,000, $304,000, and $1,300,000, respectively, relating to a law firm in which a current director of the Company is a partner. As of December 31, 1997 and 1998, amounts owed to the law firm were approximately $89,000, and $147,000, respectively.

     On March 18, 1998, the Company borrowed $400,000 from CyberSource. The note was repaid in June 1998.

     On April 15, 1998, the Company issued a promissory note to a director and stockholder to whom it loaned an aggregate of $270,000. Interest shall accrue on the outstanding principal at a rate of 6.02% per annum. The note and related accrued interest are due December 17, 1999. This note remains outstanding as of December 31, 1998.

10. LITIGATION AND CONTINGENCIES

     From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. The Company believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position or results of operations.

     In November 1998, a third party that appears to hold a registered United States trademark for "A Better Way to Buy Software" sent the Company a letter asserting that use of that phrase up to such time infringed its trademark rights. The Company disputes the validity of this assertion. However, this third party might file a lawsuit against the Company, which could subject the Company to injunctive relief or money damages, or both. In November 1998, another third party, based in Australia, sent the Company a letter asserting that the Company's use of the name "Beyond.com" infringes the trademark and domain name rights of this third party. The Company disputes the validity of this

                             BEYOND.COM CORPORATION
assertion. However, if the asserting party were to be successful with certain of its claims the Company's ability to use the "Beyond.com" mark, name or domain name could be materially and adversely affected.

11. INCOME TAXES

     No provision for income taxes has been recorded due to operating losses with no current tax benefit.

     As of December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $37,000,000 and $31,000,000, respectively. The Company also had federal and state research credit carryforwards of approximately $314,000 and $268,000, respectively. The net operating losses and credit carryforwards will expire at various dates beginning in 2002 through 2013, if not utilized. The net operating loss carryforwards differ from the accumulated deficit primarily as a result of the accounting for the Spin-off of CyberSource to the Company's preferred and common stockholders on December 31, 1997.

     Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                    DECEMBER 31,
                                             ---------------------------
                                                1997            1998
                                             -----------    ------------
Deferred tax assets:
  Net operating loss carryforwards.........  $ 2,952,000    $ 14,507,000
  Research credit carryforwards............       43,000         491,000
  Reserves and accruals....................      151,000         807,000
                                             -----------    ------------
          Total deferred tax assets........    3,146,000      15,805,000
Valuation allowance........................   (3,146,000)    (15,805,000)
                                             -----------    ------------
Net deferred tax assets....................  $        --    $         --
                                             ===========    ============

     Under Statement of Financial Accounting Standards No. 109, (FAS 109), deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Based upon the weight of available evidence, which includes the Company's historical operating performance, the reported net losses in 1996, 1997, and 1998, and the uncertainties regarding future results of operations of the Company, the Company has provided a full valuation allowance against its net deferred tax assets as it is not more likely than not that the deferred tax assets will be realized. The valuation allowance increased by $2,204,000 during 1997 and increased by $12,659,000 during 1998.